    As filed with the Securities and Exchange Commission on October 5, 1998.

                                                    Registration No. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TREGA BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                         51-0336233
------------------------------                    ------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

    9880 Campus Point Drive
     San Diego, California                                     92121
------------------------------                    ------------------------------
     (Address of Principal                                  (Zip Code)
      Executive Offices)

          1996 EMPLOYEE STOCK PURCHASE PLAN OF TREGA BIOSCIENCES, INC.
         ---------------------------------------------------------------
                            (Full title of the plan)

                                                           Copy to:
                 ROBERT S. WHITEHEAD                     T. MICHAEL HIRD
               Trega Biosciences, Inc.             Pillsbury Madison & Sutro LLP
               9880 Campus Point Drive              101 W. Broadway, Suite 1800
           San Diego, California 92121              San Diego, California 92101
                   (619) 410-6500                         (619) 544-3176
           ------------------------------          -----------------------------
            (Name, address and telephone
            number, including area code,
                of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
   Title of                   Amount         Proposed Maximum        Proposed            Amount of
 Securities To                 To Be          Offering Price     Maximum Aggregate     Registration
 Be Registered              Registered         per Share(1)      Offering Price(1)          Fee
---------------------------------------------------------------------------------------------------
 Common Stock,              150,000 shares        $1.875            $281,250.00           $83.00
par value $.001
---------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee is based upon the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on October 1, 1998.

                                -----------------

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.



--------------------------------------------------------------------------------

GENERAL INSTRUCTION E INFORMATION


        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        The contents of the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on March 29, 1996, File No. 333-2908 (the "1996 Registration Statement"), are hereby incorporated by reference (except for the Section which incorporates certain documents by reference, which Section, for purposes of this Registration Statement, is set forth below under "Incorporation of Documents by Reference").

        In addition to the increase in the number of securities described above, the title of the employee benefit plan and the name of the Registrant have changed. The title of the employee benefit plan in the 1996 Registration Statement was the "1996 Employee Stock Purchase Plan of Houghten Pharmaceuticals, Inc." and the name of the Registrant was "Houghten Pharmaceuticals, Inc." The title of the employee benefit plan is now the "1996 Employee Stock Purchase Plan of Trega Biosciences, Inc." and the name of the Registrant is now "Trega Biosciences, Inc."

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement:

        (1) Registrant's Annual Report on Form 10-K (File No. 000-27972) for the fiscal year ended December 31, 1997, which contains, among other things, the consolidated financial statements of the Registrant and certain supplementary data for the fiscal year ended December 31, 1997 together with the report thereon of Ernst & Young LLP, independent auditors.

        (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

        (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on March 13, 1996.

        In addition, all documents subsequently filed by Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 5th day of October, 1998.

                                        TREGA BIOSCIENCES, INC.



                                        By /s/ Robert S. Whitehead
                                           -------------------------------------
                                           Robert S. Whitehead
                                           President, Chief Executive Officer
                                           and Acting Chief Financial Officer
                                           (Principal Executive, Financial
                                           and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name                               Title                                  Date
----                               -----                                  ----
 /s/ Robert S. Whitehead          President, Chief Executive Officer     October 5, 1998
-------------------------------   and Acting Chief Financial Officer
     Robert S. Whitehead          (Principal Executive, Financial and
                                  Accounting Officer) and Chairman
                                  of the Board of Directors


*/s/ Lawrence D. Muschek          President of Research and              October 5, 1998
-------------------------------   Development and Director
     Lawrence D. Muschek



*/s/ James C. Blair               Director                               October 5, 1998
-------------------------------
     James C. Blair



*/s/ Harry D. Lambert             Director                               October 5, 1998
-------------------------------
     Harry D. Lambert



*/s/ Jeremy M. Levin              Director                               October 5, 1998
-------------------------------
     Jeremy M. Levin

Name                               Title                                  Date
----                               -----                                  ----

*/s/ Harvey S. Sadow              Director                               October 5, 1998
-------------------------------
     Harvey S. Sadow



*/s/ Ronald R. Tuttle             Director                               October 5, 1998
-------------------------------
     Ronald R. Tuttle



*/s/ Anders P. Wiklund            Director                               October 5, 1998
-------------------------------
     Anders P. Wiklund



* By /s/ Robert S. Whitehead
-------------------------------
    Attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit
Number            Exhibit
5.1               Opinion regarding legality of
                  securities to be offered.

23.1              Consent of Ernst & Young LLP,
                  Independent Auditors.

23.2              Consent of Pillsbury Madison &
                  Sutro LLP (included in Exhibit 5.1).

24.1              Power of Attorney.

*99.1 1996 Employee Stock Purchase Plan of Trega Biosciences, Inc., as amended and restated.




--------

* The Plan was filed by the Registrant with the Registrant's definitive Proxy Statement in respect of its 1998 Annual Meeting of Stockholders (File No. 000-27972) as Appendix B thereto and is incorporated herein by reference.